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                               EXHIBIT 10.1

                 FORM INDEPENDENT CONTRACTORS AGREEMENT











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                    INDEPENDENT CONTRACTOR AGREEMENT

         THIS INDEPENDENT CONTRACTOR AGREEMENT (this "Agreement") is entered into as of ____, ____, between iNetVersity., a California corporation, ("Company") and __________________________, an individual, ("Independent
Contractor") with reference to the following.

                               RECITALS

         A. The Company is engaged in the business of providing training and education and related services.

         B. Independent Contractor wishes to provide certain services necessary to assist the Company in its business.

         C. The Company desires to retain Independent Contractor to provide certain services as more fully described herein.

                              AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises, the provisions set forth below and other good and valuable consideration, the parties agree as follows.

         1. ENGAGEMENT. The Company hereby engages Independent Contractor, and Independent Contractor hereby agrees to hold himself available to render, and to render at the request of the Company, services for the Company to the best of his or her ability, upon the terms and conditions set forth herein.

         2.   SERVICES TO BE PERFORMED BY INDEPENDENT CONTRACTOR.

              a. Independent Contractor shall be available to render, and shall render at the request of the Company services for the Company, as more particularly described in EXHIBIT "A," attached hereto and incorporated herein by reference (the "Services").

              b. Independent Contractor shall render the Services conscientiously and shall devote his or her best efforts and abilities thereto, in such manner, as the Company and Independent Contractor shall mutually agree, it being acknowledged that Independent Contractor's Services shall be non-exclusive and performed at such places and at such times as are reasonably convenient to Independent Contractor and the Company.

         3. COMPENSATION. Compensation for all Services rendered by Independent Contractor shall be that set forth in EXHIBIT "A," attached hereto and incorporated herein by this reference. All such compensation shall be payable to Independent Contractor without withholding, including no withholding for federal income, social security, or state income taxes.

         4. TERMINATION. Either of Independent Contractor or the Company may terminate this Agreement at any time upon five (5) days advance notice provided, however, that such termination shall not effect or terminate sections 6, 7, 9 and 10 hereof.

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         5.   INDEPENDENT CONTRACTOR. Independent Contractor is acting as an independent contractor in performing the Services hereunder. The Company shall carry no Workers' Compensation Insurance or any health or accident insurance to cover Independent Contractor. The Company shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits which might be expected in an employer/employee relationship. Independent Contractor warrants that he or she will pay all required Worker's Compensation Insurance, health or accident insurance to cover Independent Contractor. Further, Independent Contractor warrants that he or she will pay all Social Security, unemployment insurance, federal or state withholding taxes and any other contributions or benefits required. Should the Company be subsequently required to pay any of these contributions, Independent Contractor agrees to indemnify the Company for the costs incurred, including reasonable attorney's fees and accountant's fees, as well as the amount of contributions required to be paid by the Company.

         6. CONFIDENTIALITY. During the course of the Relationship between the Company and Independent Contractor, Independent Contractor will be exposed or otherwise have access to information and data which is confidential or proprietary to the Company. Independent Contractor agrees that all such information and data, including, without limitation, any information or data pertaining to customers, clients, prospective customers or clients, prospective customer lists, pricing lists, promotional material, policies or procedures, designs, plans and/or schematics or samples, and software (collectively, "Proprietary Information"), shall at all times be and remain the sole and exclusive property of the Company, regardless of modifications made by Independent Contractor. Independent Contractor shall keep and maintain all Proprietary Information disclosed to Independent Contractor, or otherwise in Independent Contractor's possession in connection with or related to this Agreement, or which is learned or discovered in relation to this Agreement, in complete confidence and will not disclose any Proprietary Information to any other person or entity, nor use any Proprietary Information for its own benefit or for the benefit of others without the prior written consent of the Company. The Company retains for itself exclusively, all proprietary rights in and to its Proprietary Information developed, maintained, published, disclosed or sold by it or Independent Contractor, including the exclusive right to modify or sell the Proprietary Information. Upon the termination of this Agreement, Independent Contractor shall return to the Company any and all Proprietary Information in Independent Contractor's possession or control, together with all copies or duplicates of such material.

         7. NON-CIRCUMVENTION. Independent Contractor specifically agrees, warrants, represents and covenants that he or she shall not in any way whatsoever circumvent, or attempt to circumvent, the Company regarding the ownership use or the Proprietary Information. Such agreement shall extend to holding in confidence and not improperly circumventing the use of contacts (whether they be potential joint venturers, customers, clients, investors, or others who may have similar interests in assisting with the exploitation of the Proprietary Information).

         8. COVENANT NOT TO COMPETE. Independent Contractor covenants and agrees that, at no time during the duration of this Agreement and for a period of three years thereafter, will Independent Contractor engage in any activity in competition with the business conducted by the Company, including, without limitation, the Services or otherwise, that engages in activities similar to or in competition with the Company, in the territory described in EXHIBIT "B." As consideration for this covenant, 15% of all consideration paid to Independent Contractor under this Agreement shall be allocated to this covenant.

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         9.   INJUNCTIVE RELIEF. Independent Contractor acknowledges that the
Company will be irreparably harmed if Independent Contractor's obligations under this Agreement are not specifically enforced and that the Company would not have a remedy at law in the event of potential or certain violations by Independent Contractor of its obligations under this Agreement. Therefore, Independent Contractor agrees that the Company will be entitled to an injunction or any appropriate degree of specific performance for any actual or threatened violations or breaches by Independent Contractor, its employees or agents, without the necessity of the Company showing actual damages or that monetary damage does not afford an adequate remedy. Therefore, upon an actual or impending violation of this Agreement, Independent Contractor consents to issuance by the courts of the County of Orange, California or, or any other court of competent jurisdiction, of a restraining order, preliminary and special or permanent injunction, without bond, restraining or enjoining such potential or certain violation by Independent Contractor or any entity or person acting in concert with Independent Contractor. Independent Contractor understands that such orders are additional to, and do not limit the availability to the Company of any other remedy.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between Independent Contractor and the Company with respect to the transactions contemplated herein and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which are merged herein. It is expressly understood and agreed that, there being no expectations to the contrary between the parties hereto, no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

         11. CUMULATIVE REMEDIES. No remedy made available to Independent Contractor or the Company by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         12. WAIVER. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

         13. GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be interpreted in accordance with the internal laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving any effect to any principles of conflict of laws. The parties irrevocably consent to the jurisdiction of the courts in Orange County, California.

         14. SEVERABILITY. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity will not affect the validity of the remainder of this Agreement and, wherever possible, intent will be given to the invalid or unenforceable provision.

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         15.  INTERPRETATION. The language in all parts of this Agreement will be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and will not affect the construction or interpretation of any of the provisions herein.

         16. ATTORNEYS' FEES. If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


         "THE COMPANY"                         "INDEPENDENT CONTRACTOR"

iNetVersity
a California corporation


By:
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Its:
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                               EXHIBIT "A"


JOB DESCRIPTION:








DUTIES:








COMPENSATION:





                               EXHIBIT "B"

                                TERRITORY

         The California counties and cities listed below.


COUNTIES:


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